Exhibit 10.6

CONFIDENTIAL

[Execution Copy]

CpG ImmunoPharmaceuticals, Inc.

890 Park Place

Iowa City, IA 52246

May 6, 1998

Robert L. Bratzler, Ph.D.

13 Blueberry Lane

Concord, MA 01742

Dear Dr. Bratzler:

This Letter is to confirm our understanding with respect to your employment by CpG ImmunoPharmaceuticals, Inc. (the “Company”). The terms and conditions agreed to in this letter shall hereinafter be referred to as the “Agreement.” In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we agree as follows:

1. Employment.

(a) Position. The Company will employ you, and you agree to be employed by the Company, to serve as its President and Chief Executive Officer, reporting to the Board of Directors of the Company (the “Board”), and to perform such services and discharge such duties and responsibilities as may be prescribed by the Board from time to time consistent with the position of the Chief Executive Officer. You shall devote all of your business time and your best efforts to the business and affairs of the Company and to the performance of your assigned duties; provided, however, that, subject to Section 5, you may continue to serve as a Director of Encore Pharmaceuticals. Inc., Synthon Corporation, Integrated BioSystems, Inc. and Programmable Therapeutics, Inc., so long as your services are limited to those of a Director, and provided that such services do not interfere in a material way with the performance of your obligations hereunder.

(b) Location of the Company. The primary location at which you will perform your duties will be the Company’s principal offices, which will be relocated to the Greater Boston area on or prior to the Commencement Date. You acknowledge, however, that frequent and substantial travel away from the office, both within and outside of the United States, may be reasonably required for the performance of your duties hereunder.

2. Term of Employment.

(a) Term; Termination. Your employment hereunder shall commence on June 1, 1998 (the “Commencement Date”) and shall continue until May 31, 2000 (the “Initial Term”); provided that the term of your employment shall renew automatically for any number of renewal terms of one year’s duration each, unless either party to this Agreement provides written notice of its intention not to renew this Agreement at least one hundred twenty (120) days prior to the then effective expiration date. Notwithstanding the foregoing, your employment hereunder shall be terminated upon the first to occur of the following:

(i) immediately upon your death or Permanent Disability (as hereinafter defined); or

(ii) by the Company:

(A) upon written notice for Cause, as defined herein, and as set forth below; or

(B) subject to Section 3 hereof, without Cause, upon thirty (30) days’ prior written notice to you of its intent to terminate your employment; or

(iii) by you, upon not less than sixty (60) days’ prior written notice to the Company, for any reason, including without limitation relocation of the Company’s principal offices outside of the Greater Boston area or failure to be elected to the Board of Directors of the Company.

The right of the Company to terminate your employment hereunder as set forth above, including without limitation the Company’s ability to terminate your employment without Cause, to which you hereby agree, shall be exercisable by written notice sent to you by the Company. Your right to terminate your employment hereunder as set forth above, shall be exercisable by written notice sent by you to the Company.

(b) Definition of “Cause”. The Company may, immediately and unilaterally, terminate your employment hereunder for Cause at any time upon written notice to you. Termination of your employment by the Company shall constitute a termination for Cause only if such termination is for one or more of the following reasons: (i) your continuing failure to render services to the Company in accordance with your assigned duties consistent with Section 1 of this Agreement and such failure of performance continues for a period of more than thirty (30) days after written notice thereof has been provided to you by the Board; (ii) your willful misconduct or gross negligence which has a material adverse effect on the Company; (iii) you are convicted of a felony, either in connection with the performance of your obligations to the Company or which conviction adversely affects your ability to perform such obligations or materially adversely affects the business activities, reputation, goodwill or image of the Company: and (iv) your willful disloyalty, material breach of fiduciary duty or material breach of any of the terms or this Agreement or of the Confidentiality Agreement (as hereinafter defined) or of the Company’s policies or procedures, which breach is incurable or is not cured within thirty days after written notice thereof has been provided to you by the Board specifying in reasonable detail the basis for such termination.

In making any determination under this Section 2(b), the Board shall act fairly and in good faith and shall give you an opportunity to appear and be heard at a meeting of the Board or any committee thereof and present evidence on your behalf.

3. Compensation.

(a) Salary. The Company shall pay you as your base compensation for your services and agreements hereunder a base salary at the annual rate of Two Hundred Forty Thousand Dollars ($240,000) per year (the “Base Salary”), payable at such intervals as may be agreed upon by the Company and you, less any amounts required to be withheld under applicable law. Such compensation will be reduced by any disability payments which you receive, after taking into account the tax benefits (if any) of such payments. Such compensation may be increased at the discretion of the Board.

(b) Bonus. In addition to your Base Salary, you will be entitled to such cash and/or equity bonuses as are determined from time to time by the Board in its discretion, taking into account, among other factors, your performance and the Company’s performance, less any amounts required to be withheld under applicable law.

(c) Stock Options. Pursuant and subject to the terms of one or more stock option agreements to be executed by you and the Company pursuant to the Company’s 1997 Stock Option Plan (the “Option Agreements”), the Company will grant to you incentive stock options as follows:

Options to purchase up to 622 shares of the Company’s Common Stock (the “Option Shares”), at a purchase price per share equal to the fair market value of the Company’s Common Stock as of the Commencement Date, such options to become exercisable (i.e., vest) (i) in the event that your employment is terminated by the Company without Cause prior to the first anniversary of the Commencement Date, as to twenty percent (20%) of the Option Shares plus an additional one-sixteenth of the Option Shares for each full three month period elapsed after the Commencement Date that you continue to be employed by the Company, or (ii) if your employment is not terminated by the Company without Cause prior to the first anniversary of the Commencement Date and provided you remain employed by the Company throughout such period, as to one-quarter of the Option Shares on the first anniversary of the Commencement Date and as to an additional one-sixteenth of the Option Shares for each full three month period elapsed after such first anniversary that you continue to be employed by the Company.

(d) Termination without Cause. In the event your employment shall be terminated by the Company without Cause during the term of this Agreement, but after the first anniversary of the Commencement Date, the Company shall continue to pay you your Base Salary and provide you the benefits described in Section 4(b) for a period equal to the lesser of: (i) twelve (12) months subsequent to such termination, (ii) the period ending on the date of commencement of full-time employment with another employer, or (iii) the period ending on the date of your death; provided, however, that if your annual salary with your new employer is less than your Base Salary under this Agreement, the Company shall pay you the difference between your Base Salary and the annual salary from your new employer for the balance of the period specified above. All payments made under this Section 3(d) shall be made at the times and at the rate specified in Section 3(a) hereof. Notwithstanding any termination of your employment, you shall continue to be bound by the provisions of this Agreement (other than Section 1 hereof). In the event your employment is terminated by the Company without Cause during the one year period following the Commencement Date, or in the event your employment hereunder is not renewed, the Company shall continue to pay your Base Salary and provide you the benefits described in Section 4(b) for the period described above with the exception that 3(d)(i) shall in such event equal six (6) months.

(e) Termination for Death or Permanent Disability. In the event of your death during the term of this Agreement, the Company shall pay to your estate all accrued but unpaid Base Salary through the date of your death within ten (10) days thereafter and shall, at the Company’s expense, continue any health care benefit coverage to family members covered under the Company’s benefit plans as of the date immediately preceding your death for a period of not less than 365 days following your death. In the event of your Permanent Disability (as defined below), the Company shall pay you all accrued but unpaid compensation through the effective date of its notice of termination within ten (10) days thereafter and shall continue any health care benefit coverage to you and to family members covered under the Company’s benefit plans as of the date immediately preceding your Permanent Disability for a period of not less than 365 days following such notice. All payments under this Section 3(e) shall be made at the times and at the rates specified in Section 3(a) hereof and all such compensation will be reduced by any disability payments which you receive, after taking into account the tax benefits (if any) of such payments. Notwithstanding any termination of your employment for Permanent Disability, you shall continue to be bound by the provisions of this Agreement (other than Section 1 hereof). As used in this Section 3(e), your “Permanent Disability” will be deemed to have occurred in the event that (i) you have a mental or physical condition which has prevented or, in the opinion of a physician designated by the Board and you (or, in the absence of agreement by the Board and you as to the physician, by a physician mutually designated by two physicians respectively designated by you and the Board), will prevent you for a period of more than one hundred eighty (180) consecutive days after its onset from performing your duties on a full-time basis, or (ii) you have been so disabled for an aggregate of one hundred twenty (120) business days, whether or not consecutive, within any twelve-month period during the term of this Agreement. You agree to submit to an examination by such physician upon the reasonable request of the Board, the cost of which examination shall be borne by the Company.

(f) Other Terminations. In the event your employment shall be terminated by the Company for Cause or in the event you voluntarily terminate your employment, you shall be entitled to no severance or other termination benefits, or any other benefits (except for any health insurance benefits required by applicable law); provided, however, that you shall continue to be bound by all of the terms and conditions of this Agreement (other than Section 1 hereof).

4. Benefits and Reimbursement of Expenses.

(a) Vacation and Holidays. You shall be entitled to four weeks of paid vacation leave per year for each twelve months of service performed by you, at such time or times as are mutually agreeable to the Company and you and otherwise in accordance with the Company’s vacation policy as in effect from time to time. If you do not use your vacation leave in any calendar year, you may not carry the unused days over from year to year. The Company will not pay you any additional compensation for any accrued vacation time which is not used. You shall also be entitled to up to 10 paid holidays per year as determined by the Company in accordance with custom and the Company’s holiday policy as in effect from time to time.

(b) Employee Benefit Plans. You shall also be entitled to receive at the Company’s expense, medical and dental insurance commensurate with that provided by other companies in this industry and in the Boston area and reasonably satisfactory to you. Upon commencement of your employment, the Company shall reimburse you for expenses related to maintenance of your current medical plan in an amount not to exceed $667 per month and shall reimburse you for dental expenses incurred by your family in an amount not to exceed $600 in the aggregate over the first three months of your employment. You will use best efforts to establish such medical and dental plans for the Company’s employees within three (3) months of the Commencement Date, at which time the benefits payable pursuant to the preceding sentence shall cease. You shall also participate in any other employee benefit plans which the Company provides or may establish for the benefit of its executive employees generally (including, without limitation, group life, and other insurance, retirement, pension, profit-sharing and similar plans, if any), but only if and to the extent provided in such employee benefit plans.

(c) Reimbursement of Expenses. You shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred and documented by you in furtherance of the Company’s business in accordance with the policies adopted from time to time by the Company.

(d) Key Man Life Insurance. The Company shall have the right to maintain one or more “key man” life insurance policies on your life naming the Company as beneficiary in the aggregate amount of up to Two Million Dollars ($2,000,000), for as long as you are employed by the Company. You shall have no right, title or interest in or to any such life insurance policies, except to the extent your estate or a trust established by or for you or your beneficiaries are specifically named as beneficiaries thereof or as otherwise expressly agreed in writing by the Company. You agree to submit to any medical or other examinations, the cost of which shall be borne by the Company, and to execute and deliver any applications and other instruments in writing that are reasonably necessary for purposes of obtaining and maintaining such key man life insurance.

5. Prohibited Competition. For purposes of this Section 5, the term “Company” shall include all of the Company’s direct or indirect subsidiaries, if any.

(a) Certain Acknowledgments and Agreements.

(i) We have discussed, and you recognize and acknowledge the competitive and proprietary aspects of the business of the Company.

(ii) You acknowledge and agree that a business will be deemed competitive with the Company if it performs any of the services performed or under active consideration by the Company or researches, develops or manufactures or sells any products competitive with products provided or offered or under active consideration by the Company (such business to be referred to as a “competitive business”).

(iii) You further acknowledge and agree that, during the course of your performing services for the Company, the Company will furnish, disclose or make available to you confidential and proprietary information related to the Company’s business and that the Company may provide you with unique and specialized training. You also acknowledge that such confidential information and such training have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information and training could be used by you to compete with the Company.

(b) Covenants Not to Compete. During the term of your employment hereunder (the “Term”) and, unless you terminate your employment because of a breach of a material term of this Agreement by the Company (which breach is not cured within thirty (30) days after written notice thereof is provided to the Company), for a period of eighteen (18) months following the expiration or termination of the Term (the “Post-Employment Period”), whether such termination is voluntary or involuntary, you shall not, without the prior written consent of the Company:

(i) for yourself or on behalf of any other person or entity, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by or otherwise associate in any manner with, engage in or have a financial interest in any competitive business anywhere in the world (the “Restricted Territory”), except that nothing contained herein shall preclude you from purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed three (3%) percent of the issued and outstanding securities of any class of securities of such business; or

(ii) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, on behalf of a competitive business, any actual or prospective joint venture or collaborative research partners or customers of the Company, located within the Restricted Territory: or

(iii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company to leave the services of the Company for any reason.

For purposes of the Post-Employment Period, a competitive business shall be determined by reference to the business of the Company as of the date your employment with the Company terminates. Nothing contained herein shall prevent you from being employed by or rendering services to an entity engaged both in a competitive business and in businesses which are not competitive businesses where such employment or rendering of services is not related in any way to the competitive business and where such competitive business accounts for less than twenty-five percent (25%) of the budgeted expenses of such an entity in the fiscal year in which such determination is made.

(c) Reasonableness of Restrictions. You further recognize and acknowledge that (i) the types of employment which are prohibited by this Section 5 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to your other prospective employers, and (ii) the broad geographical scope of the provisions of this Section 5 is reasonable, legitimate and fair to you in light of the Company’s need to enter into collaborations, market its services and sell its products throughout the world in order to have a sufficient customer base to make the Company’s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

(d) Survival of Acknowledgments and Agreements. Your acknowledgments and agreements set forth in this Section 5 shall survive the expiration or termination of this Agreement and the termination of your employment with the Company for any reason.

6. Protected Information. Upon execution of this Agreement, you shall execute and deliver a Confidentiality Agreement in the form attached hereto as Exhibit A (the “Confidentiality Agreement”).

7. Disclosure to Future Employers. You agree that you will provide, and that the Company may similarly provide in its discretion, a copy of the covenants contained in Section 5 of this Agreement and the covenants contained in the Confidentiality Agreement to any business or enterprise which you may directly, or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

8. Records. Upon termination of your relationship with the Company, you shall deliver to the Company any property of the Company which may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same, including without limitation any of the foregoing recorded on any computer or machine readable medium.

9. No Conflicting Agreements. You hereby represent and warrant that you have no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

10. General.

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder. and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Company:	CpG ImmunoPharmaceuticals, Inc.
890 Park Place
Iowa City, Iowa 52246
Attention: Chairman of the Board of Directors

With a copy to:	Jeffrey M. Wiesen, Esquire
Mintz, Levin. Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111

If to you:	Robert L. Bratzler. Ph.D.
13 Blueberry Lane
Concord, MA 01742

With a copy to:	Constantine Alexander, Esq.
Nutter, McClennen & Fish, LLP
One International Center
Boston, MA 02110-2699

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

(b) Entire Agreement. This Agreement, together with the Confidentiality Agreement and the Option Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which you are principally involved. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.

(f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective heirs, personal representatives, successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(g) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

(h) Arbitration. Except with respect to the provisions of Section 5 hereof, any controversy, dispute or claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Boston, Massachusetts, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association in Boston, Massachusetts shall make the necessary appointments of such arbitrator(s). The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of The Commonwealth of Massachusetts shall govern.

(i) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of The Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 10(a) hereof.

(j) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and you agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.

(k) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

(l) Interpretation. The parties hereto acknowledge and agree that (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not apply to this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against a party, regardless of which party was generally responsible for the preparation of this Agreement.

(m) Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in Section 5 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 5 of this Agreement.

(n) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o) Expenses. (i) Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party’s costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses. (ii) No later than fifteen (15) days following the execution of this Agreement, the Company shall pay all legal fees and expenses incurred by you in connection with the negotiation and execution of this Agreement and related transactions up to a maximum of five thousand dollars ($5,000).

(p) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(q) Indemnification. The Company shall indemnify you to the maximum extent provided in its charter and by-laws and shall advance expenses to you as provided therein and shall not alter, modify or amend any provisions of the charter or by-laws relating to indemnification of officers and directors or the advancement of expenses so as to materially adversely affect your rights hereunder without your prior written consent. The Company hereby confirms that the Company’s Certificate of Incorporation, as amended, provides for the advancement of expenses to directors and officers with respect to claims covered by Section 145 of the General Corporation Law of the State of Delaware, as amended.

(r) Board Membership. The Company acknowledges that your agreement to be employed hereunder is based, in part, upon the agreement of the Company to use its best efforts to cause you at all times during the Term to be a member of the Board of Directors of the Company and each subsidiary of the Company.

If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

CpG ImmunoPharmaceuticals, Inc.

By:	/s/ Arthur M. Krieg

Accepted and Agreed:

/s/ Robert L. Bratzler
Robert L. Bratzler, Ph.D.

Exhibit A

CONFIDENTIALITY AGREEMENT

CpG ImmnunoPharmaceuticals, Inc.

June 1, 1998

Robert L. Bratzler, Ph.D.

13 Blueberry Lane

Concord, MA 01742

Dear Dr Bratzler:

This letter is to confirm our understanding with respect to your agreement to protect and preserve information and property which is confidential and proprietary to CpG ImmunoPharmaceuticals, Inc. (the “Company”). The terms and conditions agreed to in this letter shall hereinafter be referred to as the “Agreement”. In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we agree as follows:

1. Protected Information. You shall at all times, both during and after any termination of this Agreement by either you or the Company, maintain in confidence and shall not, without the prior written consent of the Company, use, except in the course of performance of your duties for the Company, disclose or give to others any fact or information which was disclosed to or developed by you during the course of performing services for, or receiving training from, the Company, and is not generally available to the public, including but not limited to information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, Inventions (as defined in Section 2), or any other scientific, technical, trade or business secret or confidential or proprietary information (“Confidential Information”) of the Company or of any third party provided to you during the Term. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive such information, in regard to any Confidential Information or any other secret or confidential work of the Company, or concerning any fact or circumstance relating thereto, or in the event that you become aware of the unauthorized use of Confidential Information by any party, whether competitive with the Company or not, you will promptly notify the president of the Company.

You acknowledge and agree that a business will be deemed competitive with the Company if it performs or plans to perform any of the services or manufactures or sells or plans to manufacture or sell any of the products planned, provided or offered by the Company or any products or services designed to perform the same function or achieve the same results as the products or services planned, provided or offered by the Company or if it performs or plans to perform any other services and/or engages or plans to engage in the development, production, manufacture, distribution or sale of any product similar to any planned or actual services performed or products developed, produced, manufactured, distributed or sold by the Company during the term of your relationship with the Company.

2. Ownership of Ideas, Copyrights and Patents.

(a) Property of the Company. You agree that all ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, materials, biological constructs, designs, developments, apparatus, techniques, algorithms, software, mask works, methods, and formulae (all of the foregoing being hereinafter referred to as the “Inventions”) which may be used in the business of the Company, whether patentable, copyrightable, protectable as mask works or not, which you may conceive, reduce to practice or develop alone or in conjunction with another, or others, and whether at the request or upon the suggestion of the Company, or otherwise, during the period in which you perform services for or at the request of the Company (the “Term”) and for a period of one (1) year thereafter, shall be the sole and exclusive property of the Company, that you shall promptly disclose any such Inventions to the Company both during and after the Term, and that you shall not publish any such Inventions without the prior written consent of the Company. You hereby assign to the Company all of your right, title and interest in and to all of the foregoing. You further represent and agree that to the best of your knowledge and belief none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will use your best efforts to prevent any such violation. You also agree that you will neither disclose to the Company or any of its employees nor use for their benefit any other person’s or company’s trade secret or proprietary information, or information which you have agreed not to disclose or use.

(b) Cooperation. At any time during or after the Term, you agree that you will fully cooperate with the Company, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect and protect the Company’s rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain and enforce letters patent, copyrights, mask work registrations, trademarks or other legal rights of the United States and of any and all other countries on such Inventions, provided that the Company will bear the expense of such proceedings, and that any patent, copyright, mask work registration, trademark or other legal right so issued to you personally, shall be assigned by you to the Company without charge by you.

3. Reserved.

4. Disclosure to Future Employers. You agree that you will provide, and that the Company may similarly provide in its discretion, a copy of the covenants contained in Sections 1, 2 and 3 of this Agreement to any business or enterprise which you may directly, or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

5. Records. Upon termination of your relationship with the Company, you shall deliver to the Company any property of the Company which may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same, including without limitation any of the foregoing recorded on any computer or any machine readable medium.

6. No Conflicting Agreements. You have set forth on Exhibit 1 hereto all Inventions made or conceived by you prior to the date of this Agreement which you own an interest in and wish to exclude from this Agreement and have listed on Exhibit 1 and attached copies hereto of any agreements with other parties which may prevent your full compliance with the terms stated herein. You hereby represent and warrant that, except as set forth on Exhibit 1, you have no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

7. General.

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to CpG ImmunoPharmaceuticals. Inc.:	CpG ImmunoPharmaceuticals, Inc.
890 Park Place
Iowa City, Iowa 52246
Attention: President

If to Employee:	Robert L. Bratzler, Ph.D.
13 Blueberry Lane
Concord, MA 01742

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above. (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

(b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which you are principally involved. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.

(f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(g) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

(h) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of The Commonwealth of Massachusetts, or in the United States District Court for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 7(a) hereof.

(i) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and you agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.

(j) Interpretation. The parties hereto acknowledge and agree that (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party, and (ii) the terms and provisions of this Agreement, shall be construed fairly as to all parties hereto and not in favor of or against a party, regardless of which party was generally responsible for the preparation of this Agreement.

(k) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

(l) Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 1, 2 or 3 of this Agreement.

(m) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) Expenses. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party’s costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.

(o) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

CpG ImmunoPharmaceuticals, Inc.

By:	/s/ Arthur M. Krieg
Arthur M. Krieg, President

Accepted and Agreed:

/s/ Robert L. Bratzler
Robert L. Bratzler, Ph.D.

Dated: